EXHIBIT 99.2

3D Systems Announces Pricing of $152 Million of 5.50% Senior Convertible Notes Due 2016

ROCK HILL, S.C., Nov. 21, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it has entered into definitive purchase agreements with institutional accredited investors and qualified institutional buyers for the private placement of $152 million of 5.50% Senior Convertible Notes due 2016.

The Notes are convertible at an initial conversion rate of 46.6021 shares of common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $21.46 per share of common stock, subject to adjustment in certain circumstances. If the Notes are converted, the Company will have the right to pay cash, a combination of cash and common stock, or shares of the Company's common stock for any Notes that are converted. The Notes will mature on December 15, 2016.

3D Systems intends to use the net proceeds from the offering to fund its previously announced purchase from the Contex Group of Z Corporation and Vidar Systems for $137 million in cash, subject to customary closing conditions and any required regulatory approvals. If this acquisition is not consummated or all of the net proceeds of the private placement are not used in connection with that acquisition, 3D Systems intends to use any remaining net proceeds for general corporate purposes.

Neither the Notes nor the shares of common stock issuable upon conversion of the Notes have been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.

Barclays Capital acted as the sole lead placement agent for the private placement, with Canaccord Genuity and Needham & Company, LLC acting as co-placement agents.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the Company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the Company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The Company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input.  These solutions are used to rapidly design, communicate, prototype and produce functional end-use parts empowering our customers to create with confidence.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

More information on the Company is available at www.3DSystems.com.

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.toptobottomdental.com, www.3Dproparts.com, www.quickparts.com, www.alibre.com, www.bitsfrombytes.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, www.botmill.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact:
         Cathy Lewis
         803-326-3950
         Email: LewisCl@3dsystems.com